Exhibit 4.2
FORM OF WARRANT
NEITHER THIS WARRANT NOR THE COMMON STOCK OF BIOCRYST PHARMACEUTICALS, INC. FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THIS WARRANT MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.
BIOCRYST PHARMACEUTICALS, INC.
WARRANT TO PURCHASE          SHARES OF COMMON STOCK
THIS WARRANT MAY NOT BE EXERCISED
AFTER THE EXPIRATION DATE, IN NO EVENT LATER THAN 5:00 P.M.,
NEW YORK CITY TIME, ON AUGUST [__], 2012
THIS CERTIFIES THAT, for value received, or registered assigns (the “Registered Holder”) is entitled to, upon the terms and conditions hereinafter set forth, subscribe for and purchase at the Exercise Price (defined below) from BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company, at the initial exercise price of $10.25 per Warrant Share (the “Exercise Price”) at any time during the period beginning after the date hereof and ending on the Expiration Date (as hereinafter defined) (the “Exercise Period”), by surrendering this Warrant, with the Form of Election to Purchase duly executed at the principal office of the Company and by paying in full the Exercise Price, plus transfer taxes, if any. The term “Warrant” as used herein shall include this Warrant, and any warrant delivered in substitution or exchange for this Warrant as provided herein. Payment of the Exercise Price shall be made in United States currency, by federal wire transfer of immediately available funds, or by certified check or money order payable to the order of the Company.
This Warrant has been issued pursuant to a private placement of Common Stock and Warrants.
1. Purchase Agreement and Registration Rights. This Warrant is issued under and in accordance with the Stock and Warrant Purchase Agreement dated as of August 6, 2007 (the “Purchase Agreement”) between the Company and the Registered Holder and is subject to the terms and provisions contained in the Purchase Agreement. Section 7 of the Purchase Agreement governs the registration rights of the Warrant Shares.

2. Definitions. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.
3. Issuance of Warrant Shares. As soon as practicable after the date of exercise of this Warrant the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full Warrant Shares to which the Registered Holder is entitled, registered in accordance with the instructions set forth in the Form of Election to Purchase; provided, however, that such certificate or certificates shall be delivered within no later than three (3) business days after the Company’s receipt of the Purchaser’s surrender of this Warrant, including, without limitation, a properly completed Form of Election To Purchase. All Warrant Shares shall be validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the date of exercise of this Warrant resulting in the issuance of such Warrant Shares, irrespective of the date of issuance or delivery of such certificate for such Warrant Shares.
4. Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Registered Holder, or such other person as shall be designated in the Form of Election to Purchase, to purchase the balance of the Warrant Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Warrant Share, and the Company shall distribute no Warrant exercisable for a fractional Warrant Share. Fractional Warrant shares shall be treated as provided for herein.
5. Available Authorized Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of this Warrant.
6. Adjustments. Subject to the provisions hereof, the Exercise Price and the number of Warrant Shares in effect from time to time shall be subject to adjustment, as follows:
(a) In case the Company shall at any time after the date hereof (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reorganization or reclassification of the Common Stock (including any such reorganization or reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reorganization or reclassification, shall be proportionately adjusted so that the Registered Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, the Registered Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) (i) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock so issued or to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to the exercise of this Warrant after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued and the Exercise Price shall also be adjusted for any subsequent adjustment or other change to the number of shares of Common Stock issuable upon exercise, exchange or conversion of such rights, options, warrants or other securities.
(ii) Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the Exercise Price until any condition to the vesting (a “Vesting Condition”) of such rights, options or warrants (“Issued Rights”) shall be fulfilled or satisfied (and then only with respect to the portion thereof which shall have vested). If this Warrant is exercised in whole or in part after any such Issued Rights have been issued, but prior to all Vesting Conditions to such Issued Rights being met, each Warrant Share shall include the same right as one share of Common Stock to such Issued Rights upon all Vesting Conditions being met.
(iii) In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. If any event occurs of the type contemplated by the provisions of this paragraph but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Exercise Price so as to equitably protect the rights of holders of this Warrant.

(c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the twelve (12) months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution), assets or rights to acquire such assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to the foregoing paragraph), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective on the date of such distribution.
(d) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Warrant are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Warrant shall be made to the nearest cent or to the nearest one thousandth of a share, as the case may be.
(e) In any case in which this Warrant shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Registered Holder of, if the Registered Holder has exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the exercising Registered Holder a due bill or other appropriate instrument evidencing the Registered Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(f) Upon each adjustment of the Exercise Price as a result of the calculations made above this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

(g) (i) In case of any capital reorganization, other than in the cases referred to above, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as “Reorganizations”), the Registered Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such Reorganization by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such Reorganization and the term “Warrant Shares” shall thereafter include, without limitation, such stock and other securities. Thereafter, appropriate provision shall be as nearly equivalent as practicable to the adjustments in this Warrant. The Company or the successor corporation, as the case may be, shall execute and deliver to the Registered Holder a supplemental agreement so providing, and the terms of any agreement pursuant to which any such consolidation or merger is effected shall include terms requiring the Company or the successor corporation to comply with the provisions of this subsection 6(g)(i). The above provisions of this section 6(g)(i) shall similarly apply to successive Reorganizations.
(ii) Notwithstanding the foregoing, (1) in the event of a Fundamental Transaction (as defined below), in which the consideration consists of substantially all cash, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, on the effective date of the Fundamental Transaction, cash in an amount equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the effective date of such Fundamental Transaction or (2) in the event of a Fundamental Transaction in which the consideration consists of substantially all securities of a private company, the Company (or the successor entity), in its sole discretion, may (x) purchase this Warrant from the Holder by paying to the Holder, on the effective date of the Fundamental Transaction, cash in an amount equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of such Reorganization or (y) comply with the provisions of Section 6(g)(i). For purposes hereof, a “Fundamental Transaction” means a Reorganization, other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property; and “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg Financial Markets (“Bloomberg”) determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the effective date of the Fundamental Transaction and (ii) an expected volatility equal to the greater of 50% and the 100 day volatility obtained from the HVT function on Bloomberg.
(h) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant other than in the cases referred to above, including, without limitation, in any reorganization (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Registered Holder of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification or change by a Registered Holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification or change and the term “Warrant Shares” shall thereafter include, without limitation, such stock and other securities. Thereafter, appropriate provision shall be as nearly equivalent as practicable to the adjustments in this Warrant. The above provisions of this paragraph shall similarly apply to successive reclassifications and changes of shares of Common Stock.
(i) Whenever the Exercise Price is adjusted as provided in this Warrant, the Company will promptly obtain a certificate of the chief financial officer of the Company setting forth the Exercise Price as so adjusted and a brief statement of the facts accounting for such adjustment. Whenever any adjustment is made pursuant to this Warrant, the Company shall cause notice of such adjustment to be mailed to the Registered Holder within fifteen (15) days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of this Warrant after giving effect to such adjustment.
(j) In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.
(k) Irrespective of any adjustments pursuant to this Warrant, any Warrant theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.
(l) The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Warrant to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Registered Holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any fractional Warrant Share called for upon the exercise this Warrant, the Company shall pay a cash adjustment in respect of such fractional Warrant Share in an amount equal to the same fraction of the Current Market Price of a share of Common Stock calculated in accordance with this Warrant.
(m) Directors of the Company who are affiliates of a Registered Holder shall not participate in any decisions of the Board of Directors regarding appropriate adjustments under this Warrant, unless required by applicable law.
7. Expiration Date. This Warrant may not be exercised after the earliest to occur (such earliest date, the “Expiration Date”) of (i) 5:00 p.m., New York City time, on August  _____  , 2012; or (ii) the purchase of the Warrant from the Holder pursuant to a Fundamental Transaction as defined in subsection 6(g)(ii) above.

8. No Rights as Stockholder. This Warrant shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.
9. Mutilation, Loss, Theft or Destruction of Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed, the Company in its discretion may execute and deliver, in exchange and substitution for and upon cancellation of this Warrant, or in lieu of or in substitution for a lost, stolen or destroyed Warrant and upon receipt of an affidavit of the Registered Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification of loss by the Registered Holder in favor of the Company, a new Warrant for the number of Warrant Shares represented by the Warrant so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may prescribe. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
10. Representations of Registered Holders.
(a) The Registered Holder agrees not to make any disposition of all or any part of the Warrant or Common Stock in any event unless and until:
(i) The Company shall have received a letter secured by the Registered Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;
(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or
(iii) The Registered Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement briefly describing the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Registered Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Registered Holder to the effect that such disposition will not require registration of such Warrant or Common Stock under the Act or any applicable state securities laws; provided that such statement will not be required if the disposition is permitted under Rule 144 of the Securities Act.
(b) The Registered Holder understands and agrees that all certificates evidencing the Common Stock to be issued to the Registered Holder may bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.
11. Split Up, Combination, Exchange or Transfer of Warrant.
(a) Prior to the latest time at which this Warrant may be exercised, subject to any applicable laws, rules or regulations restricting transferability, this Warrant, subject to the provisions hereof, may be split up, combined with or exchanged for other Warrants representing a like aggregate number of Warrant Shares or may be transferred in whole or in part. Any holder desiring to split up, combine, exchange or transfer this Warrant shall make such request in writing delivered to the Company at its principal office and shall surrender this Warrant to be split up, combined or exchanged at said office with the Form of Assignment. Upon any such surrender for split up, combination, exchange or transfer, the Company shall execute and deliver to the person entitled thereto a new Warrant or Warrants, as the case may be, as so requested in the Form of Assignment. The Company may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of this Warrant prior to the issuance of any new Warrant.
(b) If this Warrant is surrendered upon its exercise or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, this Warrant shall be canceled and shall not be reissued by the Company; and, except as otherwise provided herein in case of the exercise of this Warrant for less than all of the Warrant Shares or in case of a split up, combination, exchange or transfer, no Warrant shall be issued hereunder in lieu of such canceled Warrant. Any Warrant so canceled shall be destroyed by the Company.
(c) By accepting this Warrant, the Registered Holder consents and agrees with the Company that:
(i) transfer of this Warrant shall be registered on the books of the Company only if surrendered at the principal office of the Company, duly endorsed or accompanied by a proper instrument of transfer; and
(ii) prior to due presentment for registration of transfer, the Company may deem and treat the person in whose name this Warrant is registered as the absolute owner thereof and of the rights evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

12. Headings. The headings of the various sections of this Warrant are for convenience of reference only and shall not be deemed to be part of this Warrant.
13. Governing Law. The laws of the State of New York shall govern this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

BIOCRYST PHARMACEUTICALS, INC.

By:

Title:

FORM OF
ELECTION TO PURCHASE
The undersigned hereby irrevocably elects to purchase  _____  shares of BioCryst Pharmaceuticals, Inc. (the “Company”) common stock (“Common Stock”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
The undersigned represents and warrants to the Company as of the date hereof the same statements with respect to the shares being acquired upon exercise of this warrant as are set forth in Section 5 of the Stock and Warrant Purchase Agreement dated August  _____  , 2007, pursuant to which the above-referenced Warrant was sold, regarding the securities purchased thereby.
The undersigned requests that certificates for such shares be issued and delivered as follows:

ISSUE
TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

DELIVER
TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the attached Warrant is exercised in part only, the undersigned requests that a new Warrant evidencing the right to purchase the balance of the shares purchasable under the Warrant be issued and delivered as set forth below.

ISSUE
TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER TAX IDENTIFYING NUMBER)

DELIVER
TO:

(NAME)

(ADDRESS, INCLUDING ZIP CODE)
Dated:

(Insert Social Security or	(Signature of registered
other identifying number	holder)
of holder)

(Signature of registered
holder, if co-owned)
NOTE: Signature must conform in all respects to name of holder as specified on the face of the Warrant.

FORM OF
ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee	Address	No. of Warrant Shares

and does hereby irrevocably constitute and appoint                      Attorney to make such transfer on the books of BioCryst Pharmaceuticals, Inc. maintained for that purpose, with full power of substitution in the premises.
Dated:                    , 200  _____  ..

(Insert Social Security or other identifying	Signature
number of holder)